Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHAMPIONX CORPORATION

ChampionX Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is ChampionX Corporation. The Corporation was originally incorporated under the name Wellsite Corporation by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 10, 2017, which was amended by the filing of a Certificate of Amendment thereto with the Secretary of State of the State of Delaware on February 2, 2018 (as so amended, the “Original Certificate”).

2. An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed by the Corporation under the name Apergy Corporation with the Secretary of State of the State of Delaware on May 8, 2018, which was amended by the filing of a Certificate of Amendment thereto with the Secretary of State of the State of Delaware on June 3, 2020 amending the name of the Corporation to ChampionX Corporation (as amended from time to time, the “Amended and Restated Certificate”).

3. A Second Amended and Restated Certificate of Incorporation, which amended and restated the Amended and Restated Certificate in its entirety, was filed by the Corporation under the name ChampionX Corporation with the Secretary of State of the State of Delaware on May 10, 2023 (as amended from time to time, the “Second Amended and Restated Certificate”).

4. This Third Amended and Restated Certificate of Incorporation (this “Third Amended and Restated Certificate”), which amends and restates the Second Amended and Restated Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the DGCL.

5. The text of the Second Amended and Restated Certificate is hereby amended and restated by this Third Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

6. This Third Amended and Restated Certificate shall become immediately effective upon its filing with the Secretary of State of the State of Delaware.

EXHIBIT A

ARTICLE I

NAME

The name of the corporation is ChampionX Corporation.

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s initial registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the Corporation’s initial registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares, all of which shares shall be Common Stock having a par value of $0.01 per share.

ARTICLE V

MEETINGS OF STOCKHOLDERS; BOOKS AND RECORDS

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VI

BUSINESS COMBINATIONS

The Corporation expressly elects to not be governed by or subject to Section 203 of the DGCL.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY;

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1 Limitation of Director Liability, The Corporation shall indemnify and hold harmless each current and former director, officer or employee of the Corporation and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Corporation to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or employee of the Corporation and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer or employee (or such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Section 7.1 on current and former directors, officers and employees of the Corporation or other fiduciary of any entity contemplated by this Section 7.1 if such service was at the request or for the benefit of the Corporation shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), subject to receipt of an undertaking by or on behalf of such director, officer or employee or other fiduciary of any entity contemplated by this Section 7.1 if such service was at the request or for the benefit of the Corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. No amendment to, modification of or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 7.2 Indemnification and Advancement of Expenses.

(a) The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation, or to those persons serving at the Corporation’s request as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, similar to those conferred in this Article VII to directors and officers of the Corporation..

(b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

(c) The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Any repeal or modification of any provision of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in Article VII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.